Exhibit 99.B(11)

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

December 19, 2013

FundVantage Trust 301 Bellevue Parkway Wilmington, DE 19809

Re:	Opinion of Counsel

Ladies and Gentlemen:

We have acted as counsel to FundVantage Trust (the “Trust”), a Delaware statutory trust, in connection with the proposed reorganization of the Formula Investing U.S. Value 1000 Fund and the Formula Investing U.S. Value Select Fund into the Gotham Enhanced Return Fund (the “Fund”), each a series of the Trust, pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”).  The aforementioned proposed transaction is referred to herein as the “Reorganization.”

This opinion relates to the Trust’s shares of beneficial interest with no par value (collectively, the “Shares”) to be issued by the Fund in the Reorganization, and is furnished in connection with filing with the Securities and Exchange Commission (“SEC”) the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering this opinion, we have examined a printer’s proof of the Registration Statement, the Certificate of Trust, the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Trust, and the resolutions adopted by the Board of Trustees of the Trust that provide for the issuance of the Shares and which are incorporated by reference into the Amended and Restated Agreement and Declaration of Trust by its terms, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust as to certain matters, including the authorization of the issuance of the Shares. For the purpose of rendering the opinion set forth herein, we have also reviewed the Certificate of Trust

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of the Trust filed with the State of Delaware on August 25, 2006, which we have assumed is complete, accurate and in full force as of the date hereof. We have assumed that the Registration Statement, as filed with the SEC, will be in substantially the form of the printer’s proof referred to above and also have made other assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

The Reorganization Agreement described in the Registration Statement was approved on October 29, 2013 by the Trust’s Board of Trustees.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Trust; and when issued and sold in accordance with the Amended and Restated Agreement and Declaration of Trust and By-laws of the Trust and for the consideration described in the Registration Statement, the Shares that the Fund issues pursuant to the Reorganization Agreement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP